EXHIBIT 99.1

News Release: IMMEDIATE RELEASE

For further information contact:

Suzie Singer, Corporate Communications	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES ITS
2006 ANNUAL REPORT TO SHAREHOLDERS HAS BEEN FILED WITH THE SEC

(Columbus, IN, April 16, 2007) Irwin Financial Corporation (NYSE:IFC), a bank holding company focusing on small business and consumer mortgage lending, today announced that its 2006 Annual Report to Shareholders has been filed with the SEC.

Irwin Financial Corporation's 2006 Annual Report to Shareholders, 2007 Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2006 can be accessed on the company's website at http://www.irwinfinancial.com/investors/index_ir.htm.

Shareholders wishing to receive a hard copy of our Report on Form 10-K, including the audited financials statements, the 2006 Annual Report to Shareholders and the 2007 Proxy Statement (at no charge) may do so by making a written request to Sue Elliott, Finance Department, Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201.

Additionally, the company has announced that its Annual Meeting of Shareholders will be held on Wednesday, May 9, 2007 at 4:00 p.m. EDT.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business, provides a broad range of financial services to small businesses and consumers in selected markets in the United States and Canada.

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